                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                     FORM 8-K/A
                                   AMENDMENT No. 2

                                   CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 24, 1997

                           Transworld HealthCare, Inc.
               --------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    New York
               --------------------------------------------------
                 (State or other jurisdiction of incorporation)



         1-11570                                       13-3098275
- ------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


        555 Madison Avenue, New York, New York                  10022
- --------------------------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (212) 750-0064


               --------------------------------------------------
         (Former name or former address, if changed since last report.)


The registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed on or about July 3, 1997 as set forth in the pages attached hereto: Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         The following are filed as part of this Form 8-K/A:


     (a) Financial Statements of Ominicare plc.

         Statement of Directors' Responsibilities                         3

         Auditors' Report                                                 4

         Consolidated Profit and Loss Accounts - Years Ended
             December 31, 1996 and 1995                                   5

         Statement of Movement on Reserves -
             Year Ended December 31, 1996                                 6

         Consolidated Balance Sheets - December 31, 1996 and 1995         7

         Cash Flow Statements - Years Ended December 31, 1996
             and 1995                                                     8

         Notes to the Accounts                                            9


     (b) Unaudited Pro Forma Combined Condensed Financial Statements.    17

         Pro Forma Combined Condensed Balance Sheet as of April 30,
             1997 (Unaudited)                                            19

         Pro Forma Combined Condensed Statement of Operations for
             the Year Ended October 31, 1996 (Unaudited)                 20

         Pro Forma Combined Condensed Statement of Operations for
             the Six Months Ended April 30, 1997 (Unaudited)             21

         Notes to the Unaudited Pro Forma Combined Condensed
             Financial Statements                                        22

         Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

                                  OMNICARE PLC

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

     The directors are required to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the group as at the end of the financial year and of the profit or loss of the group for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                                  OMNICARE PLC

                                AUDITORS' REPORT

TO THE DIRECTORS OF OMNICARE PLC

     We have audited the accompanying consolidated balance sheets of Omnicare plc and subsidiaries as at 31 December 1996 and 1995 and the related consolidated profit and loss accounts, statements of total recognised gains and losses and group cash flow statement for the years then ended, all expressed in pounds sterling, which have been prepared under the historical cost convention and the accounting policies set out in the notes to the financial statements.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described on page 3, these financial statements are the responsibility of the Company's Directors. It is our responsibility to form an independent opinion, based on our audits, on these financial statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether caused by fraud or other irregularity or error. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors, and of whether the accounting policies are appropriate to the circumstances of the Group, consistently applied and adequately disclosed, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Omnicare plc and subsidiaries as at 31 December 1996 and 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United Kingdom (which differ in certain material respects from accounting principles generally accepted in the United States of America -- see note 22).

                                          /s/ Deloitte & Touche
                                          ---------------------
                                          Deloitte & Touche
                                          Chartered Accountants
                                          Mountbatten House
                                          1 Grosvenor Square
                                          Southampton
                                          SO15 2BE

August 12, 1997

                                  OMNICARE PLC

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                     YEARS ENDED 31 DECEMBER 1996 AND 1995

                                                                          CONTINUING                                CONTINUING
                                                    ACQUISITION           OPERATIONS              TOTAL             OPERATIONS
                                                       1996                  1996                 1996                 1995
                                          NOTE    [POUND STERLING]     [POUND STERLING]     [POUND STERLING]     [POUND STERLING]
                                          ----    ----------------     ----------------     ----------------          ----------
TURNOVER................................    1         5,484,188            1,898,438             7,382,626           1,771,457
Cost of sales...........................             (3,907,380)            (696,256)           (4,603,636)           (568,687)
                                                    -----------           ----------           -----------          ----------
GROSS PROFIT............................              1,576,808            1,202,182             2,778,990           1,202,770
Administrative expenses.................               (967,678)            (703,109)           (1,670,787)           (598,844)
                                                    -----------           ----------           -----------          ----------
OPERATING PROFIT........................    3           609,130              499,073             1,108,203             603,926
                                                    -----------           ----------
Interest receivable and similar
  income................................                                                            22,638               9,285
Interest payable and similar charges....    4                                                       (2,924)             (1,320)
                                                                                               -----------          ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE
  TAXATION..............................                                                         1,127,917             611,891
Tax on profit on ordinary activities....    5                                                     (379,469)           (188,367)
                                                                                               -----------          ----------
PROFIT FOR THE FINANCIAL YEAR...........                                                           748,448             423,524
Dividends...............................    6                                                     (192,292)            (34,167)
                                                                                               -----------          ----------
Retained profit for the financial
  year..................................   15                                                      556,156             389,357
                                                                                                ==========           =========
Earnings per share......................    7                                                          8.0p                6.6p
                                                                                                ==========           =========

     There are no recognized gains and losses for the current financial year and preceding financial year other than as stated in the profit and loss account. Accordingly no statement of total recognized gains and losses is presented.

                                  OMNICARE PLC

                       STATEMENT OF MOVEMENT ON RESERVES

                                              SHARE
                                             PREMIUM          GOODWILL             OTHER            PROFIT AND
                                             ACCOUNT          RESERVE             RESERVES         LOSS ACCOUNT          TOTAL
                                        [POUND STERLING]   [POUND STERLING]   [POUND STERLING]   [POUND STERLING]   [POUND STERLING]
                                        ----------------   ----------------   ----------------   ----------------   ----------------
At 1 January 1996......................       203,520                 --           25,306             440,933             669,759
Issue of shares........................     4,775,604                 --               --                  --           4,775,604
Profit retained for the year...........            --                 --               --             556,156             556,156
Goodwill written off...................            --         (4,787,040)              --                  --          (4,787,040)
                                            ---------         ----------           ------             -------          ----------
At 31 December 1996....................     4,979,124         (4,787,040)          25,306             997,089           1,214,479
                                            =========         ==========           ======             =======          ==========

     Details of the business acquisition are shown in note 2.

                                  OMNICARE PLC

                          CONSOLIDATED BALANCE SHEETS
                           31 DECEMBER 1996 AND 1995

                                                                              1996                1995
                                                               NOTE     [POUND STERLING]     [POUND STERLING]
                                                               ----     ----------------     ----------------
FIXED ASSETS
Tangible assets..............................................     8         1,354,260              930,500
                                                                           ----------            ---------
CURRENT ASSETS
Stocks.......................................................    10           567,073               18,000
Debtors......................................................    11         2,740,710              414,622
Cash at bank and in hand.....................................                 594,853              619,994
                                                                           ----------            ---------
                                                                            3,902,636            1,052,616
CREDITORS: amounts falling due within one year...............    12        (2,726,782)            (534,568)
                                                                           ----------            ---------
NET CURRENT ASSETS...........................................               1,175,854              518,048
                                                                           ----------            ---------
TOTAL ASSETS LESS CURRENT LIABILITIES........................               2,530,114            1,448,548
PROVISIONS FOR LIABILITIES AND CHARGES.......................    13          (132,302)             (95,456)
                                                                           ----------            ---------
NET ASSETS...................................................               2,397,812            1,353,092
                                                                           ==========            =========
CAPITAL AND RESERVES
Called up share capital......................................    14         1,183,333              683,333
Share premium account........................................               4,979,124              203,520
Goodwill reserve.............................................              (4,787,040)                  --
Other reserves...............................................                  25,306               25,306
Profit and loss account......................................                 997,089              440,933
                                                                           ----------            ---------
          TOTAL EQUITY SHAREHOLDERS' FUNDS...................    15         2,397,812            1,353,092
                                                                           ==========            =========

                                  OMNICARE PLC

                              CASH FLOW STATEMENTS
                     YEARS ENDED 31 DECEMBER 1996 AND 1995

                                                                               1996                1995
                                                                NOTE     [POUND STERLING]     [POUND STERLING]
                                                                ----     ----------------     ----------------
Net cash inflow from operating activities.....................   20            726,087             750,279
                                                                            ----------            --------
Returns on investment and servicing of finance
Interest received.............................................                  22,638               9,285
Interest paid.................................................                  (2,924)             (1,320)
                                                                            ----------            --------
                                                                                19,714               7,965
                                                                            ----------            --------
Taxation
UK corporation tax paid.......................................                (163,548)            (56,179)
                                                                            ----------            --------
Capital expenditure and financial investment
Payments to acquire tangible fixed assets.....................                (331,679)           (398,404)
Receipts from sales of tangible fixed assets..................                  25,628              17,301
                                                                            ----------            --------
                                                                              (306,051)           (381,103)
                                                                            ----------            --------
Acquisitions and disposals
Purchase of business..........................................   17         (5,468,821)                 --
                                                                            ----------            --------
Equity dividends paid.........................................                (108,126)                 --
                                                                            ----------            --------
Cash (outflow)/inflow before use of liquid resources and
  financing...................................................              (5,300,745)            320,962
Financing
Issue of ordinary share capital...............................               5,500,000             270,187
Expenses paid in connection with share issue..................                (224,396)                 --
                                                                            ----------            --------
                                                                             5,275,604             270,187
                                                                            ----------            --------
(Decrease)/increase in cash in the year.......................   21            (25,141)            591,149
                                                                            ==========            ========

     FRS 1 (revised) has been adopted in accordance with best practice. The comparative figures have been adjusted to reflect these changes.

                                  OMNICARE PLC

                             NOTES TO THE ACCOUNTS

1.  ACCOUNTING POLICIES

     The financial statements have been prepared in accordance with applicable accounting standards. The particular accounting policies adopted are described below.

  Accounting convention

     The financial statements are prepared under the historical cost convention.

  Basis of consolidated accounts

     The accounts incorporate the audited assets and liabilities and results of subsidiary undertakings. Transactions and balances between group companies have been eliminated. The combination of Omnicare plc and The Omnicare Group Limited has been accounted for under merger accounting rules. Amcare Limited is consolidated using acquisition accounting.

  Goodwill

     On the acquisition of a business fair values are attributed to the net assets acquired. Goodwill, which represents the difference between the purchase consideration and the fair values of the net assets acquired, is written off against reserves in the year of acquisition.

  Tangible fixed assets

     Depreciation is provided on cost in equal annual instalments over the estimated useful lives of the assets. The rates of depreciation are as follows:

    Freehold property......................................................  50 years
    Leasehold improvements.................................................  10 years
    Motor vehicles.........................................................  4 years
    Oxygen concentrators...................................................  7 years
    Oxygen cylinders.......................................................  20 years
    Other plant and machinery..............................................  3 -- 7 years
    Fixtures, fittings and computer equipment..............................  3 -- 5 years

  Investments

     Investments are stated at cost less provision for any permanent diminution in value.

  Stocks

     Stocks are valued at the lower of cost and net realisable value, on a first in first out basis.

  Deferred taxation

     Deferred taxation is provided on timing differences, arising from the different treatment of items for accounts and taxation purposes, which are expected to reverse in the future, calculated at rates at which it is estimated that tax will arise.

  Leases

     Operating lease rentals are charged to income in equal annual amounts over the lease term.

                                  OMNICARE PLC

  Pension costs

     The group makes contributions to the personal pension schemes of certain employees. The amount charged against profits represents the contributions payable to these schemes in respect of the accounting period.

  Turnover

     Turnover represents amounts derived from the provision of goods and services which fall within the group's ordinary activities after the deduction of trade discounts and value added tax derived entirely within the UK.

2.  DETAILS OF ACQUISITION

     On 28 June 1996 a subsidiary, Amcare Limited (formerly Oval 1073 Limited, a shell company) purchased the trade and net assets of Rock Head Developments Limited (formerly Amcare Limited) for a cash consideration of [POUND STERLING]5,011,000. The fair value of net assets acquired was [POUND STERLING]681,781 (see note 17). The goodwill arising of [POUND STERLING]4,787,040 has been written off against reserves in the accounts of Amcare Limited. This was financed by the issue of share capital by Omnicare plc on AIM as described in note 14.

3.  OPERATING PROFIT

                                                                                 1996                 1995
                                                                           [POUND STERLING]     [POUND STERLING]
                                                                           ----------------     ----------------
Operating profit is after charging/(crediting):
Profit on disposal of fixed assets.......................................        (6,391)              (1,415)
Depreciation.............................................................       172,032               98,779
Operating lease rentals -- machinery.....................................       138,678              114,052
                        -- property......................................        72,453               31,127
                                                                                =======              =======

4.  INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                  1996                 1995
                                                                            [POUND STERLING]     [POUND STERLING]
                                                                           -----------------     ----------------
Bank loans, overdrafts and other loans repayable within five years.......         2,792                1,320
Finance leases and hire purchase contracts...............................           132                   --
                                                                                -------              -------
                                                                                  2,924                1,320
                                                                                =======              =======

5.  TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                                  1996                 1995
                                                                            [POUND STERLING]     [POUND STERLING]
                                                                           -----------------     ----------------
United Kingdom corporation tax at 33% (1995 -- 33%) based on the profit
  for the period.........................................................       345,370              166,295
Deferred tax.............................................................        36,846               22,072
Adjustment in respect of prior years.....................................        (2,747)                  --
                                                                                -------              -------
                                                                                379,469              188,367
                                                                                =======              =======

                                  OMNICARE PLC

6. DIVIDENDS

                                                                                  1996                 1995
                                                                            [POUND STERLING]     [POUND STERLING]
                                                                            ----------------     ----------------
Interim paid of 0.625p per ordinary share (1995 -- [POUND STERLING]nil)...        73,959                  --
Final proposed dividend 1p per ordinary share (1995 -- 0.5p)..............       118,333              34,167
                                                                                 -------              ------
                                                                                 192,292              34,167
                                                                                 =======              ======

7. EARNINGS PER SHARE

     The calculation of earnings per share is based on profits of [POUND STERLING]748,448 (1995 -- [POUND STERLING]423,524) and an average of 9,333,334 (1995 -- 6,361,110) ordinary shares in issue during the year.

     If all outstanding share options were exercised then earnings would be 7.6p per share. (1995 -- 6.6p per share)

8. TANGIBLE FIXED ASSETS

                                                                                     OXYGEN            PLANT,
                                                                                 CONCENTRATORS      FIXTURES AND
                              FREEHOLD          LEASEHOLD           MOTOR              AND            COMPUTER
                              PROPERTY        IMPROVEMENTS        VEHICLES          CYLINDERS         EQUIPMENT          TOTAL
                          [POUND STERLING]  [POUND STERLING]  [POUND STERLING]  [POUND STERLING]  [POUND STERLING]  [POUND STERLING]
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
Cost
At 1 January 1996........          --            53,584             42,305          1,704,482          175,322          1,975,693
Additions................          --                --             38,634            278,560           14,485            331,679
Business acquired........      91,989             4,114             26,758                 --          160,489            283,350
Disposals................          --                --            (41,952)            (3,028)            (369)           (45,349)
                               ------            ------            -------          ---------          -------          ---------
At 31 December 1996......      91,989            57,698             65,745          1,980,014          349,927          2,545,373
                               ------            ------            -------          ---------          -------          ---------
Accumulated depreciation
At 1 January 1996........          --             8,831             27,549            847,124          161,689          1,045,193
Charge for the year......         974             6,879             13,982            104,847           45,350            172,032
Disposals................          --                --            (25,985)               (91)             (36)           (26,112)
                               ------            ------            -------          ---------          -------          ---------
At 31 December 1996......         974            15,710             15,546            951,880          207,003          1,191,113
                               ------            ------            -------          ---------          -------          ---------
Net book value
At 31 December 1996......      91,015            41,988             50,199          1,028,134          142,924          1,354,260
                               ======            ======            =======          =========          =======          =========
At 31 December 1995......          --            44,753             14,756            857,358           13,633            930,500
                               ======            ======            =======          =========          =======          =========

     The group had capital commitments contracted for but not provided at 31 December 1996 of [POUND STERLING]319,310 (1995 -- [POUND STERLING]25,500).

9. INVESTMENTS

     The consolidation includes the following companies:

                                                                                        PORTION OF
                                                                                         ORDINARY
                                                COUNTRY OF                              SHARES HELD
                                               REGISTRATION           ACTIVITY               %
                                               ------------     --------------------    -----------
    The Omnicare Group Limited...............   England         Healthcare Services         100
    Medigas Limited..........................   England         Healthcare Services         100
    Amcare Limited...........................   England         Healthcare Services         100
    Amcare Services Limited..................   England         Dormant                     100

     The investment in Amcare Limited and Amcare Services Limited was acquired during the year.

                                  OMNICARE PLC

10. STOCKS

                                                                          1996                 1995
                                                                    [POUND STERLING]     [POUND STERLING]
                                                                    ----------------     ----------------
        Goods for resale..........................................       553,121              15,022
        Maintenance materials.....................................        13,952               2,978
                                                                         -------              ------
                                                                         567,073              18,000
                                                                         =======              ======

11. DEBTORS

                                                                       1996                 1995
                                                                 [POUND STERLING]     [POUND STERLING]
                                                                 ----------------     ----------------
        Trade debtors..........................................      2,589,270             388,165
        Other debtors..........................................         28,640               4,032
        Prepayments and accrued income.........................        122,800              22,425
                                                                     ---------             -------
                                                                     2,740,710             414,622
                                                                     =========             =======

12. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                               1996                 1995
                                                                         [POUND STERLING]     [POUND STERLING]
                                                                         ----------------     ----------------
Trade creditors........................................................      1,964,873             229,137
Corporation tax........................................................        330,591             166,295
Other taxation and social security.....................................        123,477              39,445
Other creditors........................................................         37,301              14,913
Accruals and deferred income...........................................        152,207              50,611
Proposed dividends.....................................................        118,333              34,167
                                                                             ---------             -------
                                                                             2,726,782             534,568
                                                                             =========             =======

13. PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                     [POUND STERLING]
                                                                                     ----------------
Movements on deferred taxation in the year:
Balance at 1 January 1996..........................................................        95,456
Charge for the year................................................................        36,846
                                                                                          -------
Balance at 31 December 1996........................................................       132,302
                                                                                          =======

                                                                               PROVIDED             PROVIDED
                                                                                 1996                 1995
                                                                           [POUND STERLING]     [POUND STERLING]
                                                                           ----------------     ----------------
Depreciation in excess of capital allowances.............................       132,302              95,024
Other timing differences.................................................            --                 432
                                                                                -------              ------
                                                                                132,302              95,456
                                                                                =======              ======

     There is [POUND STERLING]140,106 (1995: [POUND STERLING]154,042) of unprovided deferred tax asset within the group, resulting from capital losses.

                                  OMNICARE PLC

14.  CALLED UP SHARE CAPITAL

                                                                               1996                 1995
                                                                         [POUND STERLING]     [POUND STERLING]
                                                                         ----------------     ----------------
Authorised 20,000,000 ordinary shares of 10p each......................      2,000,000             800,000
                                                                             =========             =======
Called up, allotted and fully paid 11,833,333 (1995 -- 6,833,333)
  ordinary shares of 10p each..........................................      1,183,333             683,333
                                                                             =========             =======

     5,000,000 10p ordinary shares were allotted during the year. The consideration received was 110p per share. The aggregate nominal value of shares issued was [POUND STERLING]500,000. Standard voting rights at one vote per ordinary share are attached to the shares allotted which rank pari passu with the other shares in issue.

15.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                             1996                 1995
                                                                       [POUND STERLING]     [POUND STERLING]
                                                                       ----------------     ----------------
Profit for the financial year........................................        748,448              423,524
Dividends............................................................       (192,292)             (34,167)
                                                                          ----------            ---------
                                                                             556,156              389,357
Issue of shares......................................................      5,275,604              270,187
Goodwill written off.................................................     (4,787,040)                  --
                                                                          ----------            ---------
Net addition to shareholders' funds..................................      1,044,720              659,544
Opening shareholders' funds..........................................      1,353,092              693,548
                                                                          ----------            ---------
Closing shareholders' funds..........................................      2,397,812            1,353,092
                                                                          ==========            =========

16.  OPERATING COMMITMENTS

     At 31 December 1996 the Group was committed to making the following payments during the next year in respect of operating leases:

                                                                LAND AND
                                                                BUILDINGS              OTHER                TOTAL
                                                            [POUND STERLING]     [POUND STERLING]     [POUND STERLING]
                                                            ----------------     ----------------     ----------------
    Leases which expire:
    Within one year.......................................        33,576               12,523               46,099
    Within two to five years..............................            --              149,816              149,816
    After five years......................................        80,321                   --               80,321
                                                                 -------              -------              -------
                                                                 113,897              162,339              276,236
                                                                 =======              =======              =======

                                  OMNICARE PLC

17.  PURCHASE OF BUSINESS

                                                                                     FAIR VALUE            ADJUSTED
                                                                   COST              ADJUSTMENT              COST
                                                             [POUND STERLING]     [POUND STERLING]     [POUND STERLING]
                                                             ----------------     ----------------     ----------------
AMCARE LIMITED
Net assets acquired:
  Tangible fixed assets....................................       283,350                    --              283,350
  Stocks...................................................       497,245                    --              497,245
  Debtors..................................................       158,943                    --              158,943
  Creditors................................................      (157,757)             (100,000)            (257,757)
                                                                 --------              --------            ---------
                                                                  781,781              (100,000)             681,781
                                                                 --------              --------
  Goodwill.................................................                                                4,787,040
                                                                                                           ---------
  Cost of acquisition......................................                                                5,468,821
                                                                                                           =========
Satisfied by:
  Consideration............................................                                                5,011,000
  Acquisition expenses.....................................                                                  457,821
                                                                                                           ---------
          Total cash.......................................                                                5,468,821
                                                                                                           =========

     The business acquired during the year contributed [POUND STERLING]268,423 to the group's net operating cash flows, received [POUND STERLING]3,243 in respect of net returns on investments and servicing of finance, paid [POUND STERLING]nil in respect of taxation and used [POUND STERLING]7,760 for investing activities.

     No cash was acquired on the acquisition of Amcare Limited, therefore the consideration and expenses represent the net outflow of cash in respect of the purchase of the business.

     The fair value adjustment has been made to reflect the expected cost of certain onerous contracts purchased with the trade and assets.

18.  PENSION SCHEME

     The Group contributes to the personal pension schemes of certain employees. The pension cost charge represents contributions payable by the company to these schemes during the year. No contributions were outstanding at the year end.

19.  CONTINGENT LIABILITIES

     Certain group companies have entered into cross guarantees in respect of the bank facilities of group undertakings secured by charges over the assets of those group undertakings. At 31 December 1996 the amounts drawn down under the facilities by group undertakings was [POUND STERLING]nil (1995 -- [POUND STERLING]nil).

                                  OMNICARE PLC

20.  RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS

                                                                              1996                 1995
                                                                        [POUND STERLING]     [POUND STERLING]
                                                                        ----------------     ----------------
Operating profit......................................................      1,108,203            603,926
  Depreciation........................................................        172,032             98,779
  Profit on sale of fixed assets......................................         (6,391)            (1,415)
  (Increase)/decrease in stocks.......................................        (51,828)               298
  (Increase) in debtors...............................................     (2,181,924)           (40,799)
  Increase in creditors...............................................      1,685,995             89,490
                                                                           ----------            -------
  Net cash inflow from operating activities...........................        726,087            750,279
                                                                           ==========            =======

21.  ANALYSIS OF CHANGES IN CASH DURING THE YEAR

                                                                                  1996                 1995
                                                                            [POUND STERLING]     [POUND STERLING]
                                                                            ----------------     ----------------
Balance at beginning of year..................................                   619,994               28,845
Net cash (outflow)/inflow.....................................                   (25,141)             591,149
                                                                                 -------              -------
Balance at end of year........................................                   594,853              619,994
                                                                                 =======              =======

                                                                                                             CHANGE IN
                                                                      1996                 1995               THE YEAR
                                                                [POUND STERLING]     [POUND STERLING]     [POUND STERLING]
                                                                ----------------     ----------------     ----------------
Cash at bank and in hand......................................       594,853              619,994             (25,141)
                                                                     =======              =======             =======

22. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

     The financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from those generally accepted accounting principles in the United States of America ("US GAAP"). The differences that are material to Omnicare plc relate to the following items and the necessary adjustments are shown in the tables that follow:

  Deferred Taxation

     Under UK GAAP, deferred taxation is provided at the rates at which the taxation is expected to become payable. No provision is made for amounts which are not expected to become payable in the foreseeable future. Under US GAAP, deferred taxation is provided on all temporary differences under the liability method at rates at which the taxation would be payable in the relevant future years.

  Goodwill

     Under UK GAAP, it is acceptable to eliminate purchased goodwill directly against reserves. Under US GAAP goodwill is recorded as an asset and amortised to earnings over its estimated life.

  Dividends payable

     Under UK GAAP, dividends are recorded in the financial statements for the year to which they pertain.

     Under US GAAP, dividends are recorded in the financial statements in the period in which they are declared.

                                  OMNICARE PLC

  Statement of Cash Flows

     The group's statement of cash flows is prepared in accordance with UK Financial Reporting Standard 1 (FRS 1), the objectives and principles of which are similar to those set out in US GAAP under Statement of Financial Accounting Standard No. 95, "Statement of Cash Flows" (SFAS 95). The significant differences between FRS 1 and SFAS 95 relate to classification. Under FRS 1, a reconciliation of profit from operations to flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities. Under SFAS 95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement. UK GAAP requires cash and cash equivalents to be presented net of overdrafts, SFAS 95 treats overdrafts within financing activities.

     The approximate effect of the differences between UK GAAP and US GAAP on profit for the financial year, equity shareholders' funds and total assets are as follows:

                                                                         1996                 1995
                                                                   [POUND STERLING]     [POUND STERLING]
                                                                   ----------------     ----------------
    Profit for the financial year under UK GAAP..................        748,448              423,524
    Items (decreasing) profit:
      Goodwill amortisation......................................        (75,935)              (8,048)
                                                                      ----------            ---------
    Net income under US GAAP.....................................        672,513              415,476
                                                                      ==========            =========
    Equity shareholders' funds under UK GAAP.....................      2,397,812            1,353,092
    Items increasing shareholders' equity:
      Deferred taxation..........................................        140,000              140,000
      Goodwill...................................................      5,346,933              635,828
      Dividends payable..........................................        118,333               34,167
                                                                      ----------            ---------
    Stockholders' equity under US GAAP...........................      8,003,078            2,163,087
                                                                      ==========            =========
    Total assets under UK GAAP...................................      5,256,896            1,983,116
    Items increasing total assets:
      Deferred taxation..........................................          7,698               44,544
      Goodwill...................................................      5,346,933              635,828
                                                                      ----------            ---------
    Total assets under US GAAP...................................     10,611,527            2,663,488
                                                                      ==========            =========

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


         The following Unaudited Pro Forma Combined Condensed Financial Statements give effect to: (A) the Company's acquisition effective July 1, 1997, of Omnicare plc ("Omnicare"); (B) the Company's acquisition effective June 23, 1997, of Allied Medicare Limited ("Allied"); and (C) borrowings under the Company's $100 million senior secured revolving credit facility (the "Credit Facility") to fund the acquisition and related financing fees (collectively referred to as the "Transactions").

         The Unaudited Pro Forma Combined Condensed Balance Sheet presents the Company's historical unaudited balance sheet as of April 30, 1997 and the Transactions as if they had occurred on April 30, 1997. The Pro Forma Balance Sheet data for Omnicare was derived from the Omnicare Consolidated Condensed Balance Sheet as of June 30, 1997. The Pro Forma Balance Sheet data for Allied was derived from the Allied Consolidated Balance Sheet as of March 31, 1997.

         The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended October 31, 1996 presents the historical operations of the Company and the Transactions as if they had occurred on November 1, 1995. The Pro Forma Statement of Operations of Omnicare was derived from Omnicare's audited historical Statement of Operations for the year ended December 31, 1996. The Pro Forma Statement of Operations of Allied was derived from Allied's historical Statement of Operations for the fifty-two (52) weeks ended October 13, 1996 (unaudited). Such statement was derived by taking Allied's audited historical Statement of Operations for the year ended March 31, 1996, subtracting the historical operations for the twenty-eight (28) weeks ended October 8, 1995 and adding the historical operations for the twenty-eight (28) weeks ended October 13, 1996.

         The Unaudited Pro Forma Combined Condensed Statement of Operations for the six months ended April 30, 1997 presents the historical operations of the Company (unaudited) and the Transactions as if they had occurred on November 1, 1995. The Pro Forma Statement of Operations of Omnicare was derived from Omnicare's historical Statement of Operations (unaudited) for the six months ended June 30, 1997. The Pro Forma Statement of Operations of Allied was derived from Allied's historical Statement of Operations (unaudited) for the twenty-four
(24) weeks ended March 31, 1997.

         The Pro Forma financial statements of Omnicare and Allied have been prepared in accordance with U.S. GAAP and have been translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and weighted average exchange rates for each period for income and expense items. This presentation differs from Allied's historical financial statements which are included in this Form 8-K and Omnicare's historical financial statements which are included in the Company's Report on Form 8-K filed on September 8, 1997.

         Pro forma adjustments include fair value adjustments required under purchase accounting for the acquired assets and liabilities of Omnicare and Allied and are subject to revision when final analysis of such values are completed. The final allocations of purchase price and the resulting amortization expense in the accompanying Unaudited Pro Forma Combined Condensed Statement of Operations will differ from the preliminary estimates due to the final allocations being based on: (i) actual closing date amounts of assets and liabilities; (ii) actual closing date conversion rates; and (iii) final appraised value of assets and liabilities.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS - (CONTINUED)


         Pro forma adjustments are based on Management's estimates of the financial effects of the acquisitions and related financing on the operations of the combined companies for the periods presented. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the accompanying notes and the Company's historical consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997, the historical consolidated financial statements of Allied and notes thereto which are included in this Form 8-K and the historical consolidated financial statements of Omnicare and notes thereto which are included in the Company's Report on Form 8-K filed on September 8, 1997. The Unaudited Pro Forma Combined Condensed Statement of Operations does not purport to present the results of operations of the Company as if the transactions assumed herein occurred at the beginning of fiscal 1996, nor is it indicative of the results of operations which may be achieved in the future.

                           TRANSWORLD HEALTHCARE, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 April 30, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                     Transworld      Allied Medicare  Omnicare
                                                   HealthCare, Inc.     Limited          plc                           Transworld
                                                       April 30,       March 31,       June 30,        Pro Forma    HealthCare, Inc.
                                                         1997            1997            1997         Adjustments       Pro Forma
                                                       ========         =======         ======         ========         ========
ASSETS
Current assets:
    Cash and temporary investments ................    $ 37,263         $   884         $  872         $(32,650)(a)     $  6,369
    Accounts receivable, less allowance
        for doubtful accounts .....................      32,599           6,028          4,205             --             42,832
    Inventories ...................................       1,985              50          1,242             --              3,277
    Prepaid income taxes ..........................          62            --             --               --                 62
    Prepaid expenses and other current assets .....       7,337           1,648            372             --              9,357
                                                       --------         -------         ------         --------         --------

             Total current assets .................      79,246           8,610          6,691          (32,650)          61,897

Property & equipment, net .........................       4,084           2,186          2,979             --              9,249
Advances to and investment in HMI .................      31,508            --             --               --             31,508
Intangible assets, net of accumulated amortization       43,658           1,249           --             84,833 (b)      129,740
Other assets ......................................       7,001            --              214            1,000 (c)        8,215
                                                       --------         -------         ------         --------         --------

             Total assets .........................    $165,497         $12,045         $9,884         $ 53,183         $240,609
                                                       ========         =======         ======         ========         ========

LIABILITIES AND
    STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable,accrued expenses
        and other current liabilities .............    $ 10,045         $ 6,448         $3,819         $    731 (d)     $ 21,043
    Income taxes payable ..........................        --             1,015            984             --              1,999
    Acquisitions payable ..........................          96            --             --               --                 96
                                                       --------         -------         ------         --------         --------

             Total current liabilities ............      10,141           7,463          4,803              731           23,138

Long-term debt, including obligations
      under capital leases ........................      35,494              91           --             61,924 (e)       97,509
Deferred income taxes and other ...................         651            --              100             --                751
                                                       --------         -------         ------         --------         --------

             Total liabilities ....................      46,286           7,554          4,903           62,655          121,398
                                                       --------         -------         ------         --------         --------

Stockholders' equity:
    Preferred stock, $.01 par value;
        authorized 2,000 shares, issued
        outstanding - none ........................        --              --             --               --               --
    Common stock, $.01 par value;
        authorized 30,000 shares, issued
        and outstanding - 15,104 shares ...........         151             141          1,981           (2,122)(f)          151
    Additional paid-in capital ....................     112,799            --              355             (355)(g)      112,799
    Retained earnings .............................       6,261           4,350          2,645           (6,995)(h)        6,261
                                                       --------         -------         ------         --------         --------

         Total stockholders' equity ...............     119,211           4,491          4,981           (9,472)         119,211
                                                       --------         -------         ------         --------         --------

         Total liabilities and stockholders' equity    $165,497         $12,045         $9,884         $ 53,183         $240,609
                                                       ========         =======         ======         ========         ========




         See notes to pro forma combined condensed financial statements

                           TRANSWORLD HEALTHCARE, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                           Year Ended October 31, 1996
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                       Fifty-Two
                                                     Year Ended        Weeks Ended     Year Ended
                                                     October 31,       October 13,     December 31,
                                                        1996              1996            1996                       Transworld
                                                     Transworld      Allied Medicare    Omnicare       Pro Forma   HealthCare, Inc.
                                                  HealthCare, Inc.       Limited          plc         Adjustments     Pro Forma
                                                  ================   ===============  =============  ============  ===============
Net revenues .......................................  $ 76,304          $11,950         $ 12,108       $   --       $ 100,362
Cost of revenues ...................................    34,680            3,442            7,550           --          45,672
                                                      --------          -------         --------       -------      ---------

Gross profit .......................................    41,624            8,508            4,558            --         54,690
Selling, general and administrative expenses .......    33,552            6,000            2,865           119 (a)     42,536
                                                      --------          -------         --------       -------      ---------

Operating income ...................................     8,072            2,508            1,693          (119)        12,154
Interest income ....................................       (75)            --                (37)          --            (112)
Interest expense ...................................     4,427               15                5         4,687 (b)      9,134
                                                      --------          -------         --------       -------      ---------

Income before income taxes and extraordinary
  loss .............................................     3,720            2,493            1,725        (4,806)         3,132
Provision for income taxes .........................     1,702              788              622        (1,914)(c)      1,198
                                                      --------          -------         --------       -------      ---------

          Income before extraordinary loss .........  $  2,018          $ 1,705         $  1,103       $(2,892)     $   1,934
                                                      ========          =======         ========       =======      =========


Income per share of common stock before
 extraordinary loss:
    Primary ........................................  $   0.26             --               --             --       $    0.25
    Fully diluted ..................................  $   0.26             --               --             --       $    0.25

Weighted average number of shares outstanding:
    Primary ........................................     7,741             --               --             --           7,741
    Fully diluted ..................................     7,833             --               --             --           7,833


         See notes to pro forma combined condensed financial statements

                           TRANSWORLD HEALTHCARE, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         Six Months Ended April 30, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                      Six Months        Twenty-Four     Six Months
                                                        Ended           Weeks Ended       Ended
                                                       April 30,         March 31,       June 30,
                                                         1997              1997            1997                        Transworld
                                                      Transworld      Allied Medicare    Omnicare       Pro Forma   HealthCare, Inc.
                                                    HealthCare, Inc.      Limited          plc         Adjustments      Pro Forma
                                                    ================  ===============  =============   ===========     ============
Net revenues .................................         $ 40,966          $7,173         $ 10,586         $  --           $ 58,725
Cost of revenues .............................           19,739           2,001            7,058            --             28,798
                                                       --------          ------         --------         -------         --------

Gross profit .................................           21,227           5,172            3,528            --             29,927
Selling, general and administrative expenses .           17,004           3,796            2,549              96 (a)       23,445
                                                       --------          ------         --------         -------         --------

Operating income .............................            4,223           1,376              979             (96)           6,482
Interest income ..............................           (1,108)           --                (26)             47 (b)       (1,087)
Interest expense .............................            2,113              34             --             2,343 (c)        4,490
Equity in losses of Health Management, Inc ...              296            --               --              --                296
                                                       --------          ------         --------         -------         --------

Income before income taxes ...................            2,922           1,342            1,005          (2,486)           2,783
Provision for income taxes ...................            1,566             509              383            (987)(d)        1,471
                                                       --------          ------         --------         -------         --------

          Net income .........................         $  1,356          $  833         $    622         $(1,499)        $  1,312
                                                       ========          ======         ========         =======         ========


Net income per share of common stock:
    Primary ..................................         $   0.12            --               --              --           $   0.12
    Fully diluted ............................         $   0.12            --               --              --           $   0.12

Weighted average number of shares outstanding:
    Primary ..................................           11,360            --               --              --             11,360
    Fully diluted ............................           11,360            --               --              --             11,360


         See notes to pro forma combined condensed financial statements

                      TRANSWORLD HEALTHCARE, INC.
          NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            APRIL 30, 1997
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

(a)  Cash and temporary investments:
     To record acquisition of Omnicare  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $ (31,243)
     To record payment of Omnicare and Allied acquisition related costs (legal, accounting and
     fInancial advisory)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   (1,407)
                                                                                                                     ---------
                                                                                                                     $ (32,650)
                                                                                                                     =========

(b)  Intangible assets, net of accumulated amortization:
     Omnicare:
     To record goodwill on the acquisition of Omnicare as follows:
             Purchase price in cash (pound sterling 17,485 at 1.6235 at April 30, 1997 plus $2,856) .  $   31,243
             Acquisition related costs (legal, accounting and financial advisory;
             legal and tax contingencies) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,084
             Liabilities assumed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .       4,903
                                                                                                        ---------
                     Total cost of acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . .      37,230
             Less assets at fair value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9,884
                                                                                                        ---------
                     Goodwill on the acquisition of Omnicare (forty year amortization). . . . . . . .                $  27,346

     Allied:
     To record goodwill and covenants not to compete on the acquisition of
       Allied as follows:
             Purchase price in cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   60,183
             Acquisition related costs (legal and accounting; legal and tax contingencies) . . . . .        1,795
             Liabilities assumed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,554
                                                                                                       ----------
                     Total cost of acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . .       69,532
             Less assets at fair value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,045
                                                                                                       ----------
                     Excess of cost over net tangible assets acquired . . . . . . . . . . .  . . . .                    57,487




          Non - compete agreements associated with the acquistion (3 year amortization) . . . . . . .  $      731
          Goodwill on the acquisition of Allied (forty year amortization) . . . . . . . . . . . . . .      56,756
                                                                                                        ---------
                                                                                                       $   57,487
                                                                                                        =========    ---------
                                                                                                                     $  84,833
                                                                                                                     =========




          The Company has selected the forty-year amortization period for goodwill based on the likely period of time over which the related economic benefit will be realized. The Company believes its estimated goodwill life is reasonable given the continuing movement of patient care to noninstitutional settings, expanding demand due to demographic trends, the emphasis of the Company on establishing significant coverage in its local and regional markets, the consistent practice with other alternate site health care companies and other factors. At the balance sheet date, management assesses whether there has been permanent impairment in the value of goodwill and the amount of any impairment by comparing anticipated undiscounted future cash flows from operating activities with the carrying value of goodwill The factors considered by management in deriving future cash flows include current operating results, trends and prospects of acquired businesses as well as the effect of demand, competition, market, and other economic factors.

          The value of the non - compete agreements reflect management's estimates and are based on similar acquisitions made by the Company.
          Such amounts will be adjusted, if necessary, based on independent valuations to be made and are not expected to be materially different.

(c)       Other assets:
          Financing fee related to the acquisition of Allied . . . . . . . . . . . . . . .                           $   1,000
                                                                                                                     =========

                           TRANSWORLD HEALTHCARE, INC.
         NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET - CONTINUED
                                 APRIL 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

(d)  Accrued expenses and other current liabilities:
     Accrual of unpaid acquisition related costs (legal and tax contingencies) . . . . . . . . . . . . . . .     $    731
                                                                                                                 ========

(e)  Long-term debt, including obligations under capital leases:
     Borrowings under the Credit Agreement to fund the acquisition of Allied . . . . . . . . . . . . . . . .     $ 60,183
     Borrowings under the Credit Agreement to fund the fee for the Amendment to the Credit Agreement . . . .        1,000
     Borrowings under the Credit Agreement to fund a portion of the Allied acquisition related costs . . . .          741
                                                                                                                 --------
                                                                                                                 $ 61,924
                                                                                                                 ========

(f)  Common stock:
     To eliminate Omnicare's historical common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ (1,981)
     To eliminate Allied's historical common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (141)
                                                                                                                 --------
                                                                                                                 $ (2,122)
                                                                                                                 ========

(g)  Additional paid-in capital:
     To eliminate Omnicare's historical additional paid-in capital. . . . . . . . . . . . . . . . . . . . . .    $   (355)
                                                                                                                 ========

(h)  Retained earnings:
     To eliminate Omnicare's historical retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . .    $ (2,645)
     To eliminate Allied's historical retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . .      (4,350)
                                                                                                                 --------
                                                                                                                 $ (6,995)
                                                                                                                 ========

                           TRANSWORLD HEALTHCARE, INC.
                           NOTES TO PRO FORMA COMBINED
                        CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

(a) Selling, general and administrative expenses:
    Amortization of non-compete agreements associated with the acquisition of Allied ($731) straight line
            over three years ....................................................................................  $      244
    To record the amortization of goodwill associated with the acquisition of Omnicare ($27,346) straight
            line over forty years ...............................................................................         684
    To record the amortization of goodwill associated with the acquisition of Allied ($56,756) straight line
            over forty years ....................................................................................       1,419
    Elimination of Allied's historical former owner/sellers salaries and benefits ...............................      (2,228)
                                                                                                                   ----------
                                                                                                                   $      119
                                                                                                                   ==========

(b) Interest expense:
    To book adjustments to interest expense at 7.19% (rate at April 30, 1997, net of .5% unused commitment fee) to reflect interest charged on borrowings under the Credit Facility as follows:
                   Interest expense on cash borrowed to effect the acquisition of Allied ........................  $    4,452
                   Amortization under the interest method of the fee for the Amendment to the Credit Agreement ..         235
                                                                                                                   ----------
                                                                                                                   $    4,687
                                                                                                                   ==========

    A change in interest rates by one-eighth of a percent (1/8%) would impact interest expense by $77.

(c) Provision for taxes:
    To  book tax benefit attributable to pro forma adjustments of $119 at the UK statutory rate of 33% ..........  $      (39)
    To  book tax benefit attributable to pro forma adjustments of $4,687 at the US statutory rate of 40% ........      (1,875)
                                                                                                                   ----------
                                                                                                                   $   (1,914)
                                                                                                                   ==========

                          TRANSWORLD HEALTHCARE, INC.
                          NOTES TO PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED APRIL 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

(a) Selling, general and administrative expenses:
    Amortization of non-compete agreements associated with the acquisition of Allied ($731) straight line
            over three years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    122
    To record the amortization of goodwill associated with the acquisition of Omnicare ($27,346) straight
            line over forty years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        342
    To record the amortization of goodwill associated with the acquisition of Allied ($56,756) straight line
            over forty years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       710
    Elimination of Allied's historical former owner/sellers salaries and benefits. . . . . . . . . . . . . . . . .    (1,078)
                                                                                                                    --------
                                                                                                                    $     96
                                                                                                                    ========
(b) Interest income:
    To book reduction in interest income at 5.2% on Company funds utilized for acquisitions and
            related costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     47
                                                                                                                    ========
(c) Interest expense:
    To book adjustments to interest expense at 7.19% (rate at April 30, 1997, net of .5% unused commitment fee) to reflect interest charged on borrowings under the Credit Facility as follows:
                    Interest expense on cash borrowed to effect the acquisition of Allied . . . . . . . . . . . .   $  2,226
                    Amortization under the interest method of the fee for the Amendment to the Credit Agreement .        117
                                                                                                                    --------
                                                                                                                    $  2,343
                                                                                                                    ========

    A change in interest rates by one-eighth of a percent (1/8%) would impact interest expense by $39.

(d) Provision for taxes:
    To  book tax benefit attributable to pro forma adjustments of $96 at the UK statutory rate of 32.7% . . . . .   $    (31)
    To  book tax benefit attributable to pro forma adjustments of $2,390 at the US statutory rate of 40% . . . . .      (956)
                                                                                                                    --------
                                                                                                                    $   (987)
                                                                                                                    ========

                                       25

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Transworld HealthCare, Inc.
                                       ---------------------------
                                              (Registrant)


Date:  September 8, 1997         By:   /s/ Wayne A. Palladino
                                      ----------------------------------
                                         Wayne A. Palladino
                                         Senior Vice President and
                                         Chief Financial Officer




                                        -26-